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                                                                    EXHIBIT 10.3



                              EMPLOYMENT AGREEMENT



         THIS AGREEMENT, effective as specified herein, between Barringer Technologies Inc., a Delaware corporation (including any of its subsidiaries, collectively the "Company"), located at 219 South Street, New Providence, New
Jersey 07974 and             ("Executive") residing at             .

         NOW, THEREFORE, in consideration of the terms and mutual undertakings herein contained, it is agreed by and between the Company and Executive as follows:

         1.       Effective Date and Term of Employment:

                  This Agreement shall become effective on November 1, 1996 and shall supersede any other agreements, if any, now in effect. This Agreement shall remain in effect until the close of business one year from such effective date ("Agreement Expiration Date"); provided, however, that on the Agreement Expiration Date and on each anniversary of the Agreement Expiration Date (a "Renewal Date"), this Agreement shall be renewed for a period of one additional consecutive year unless either the Company or Executive provides written notice to the other party at least ninety (90) days prior to a Renewal Date that the Agreement shall terminate without renewal as of the corresponding Agreement Expiration Date. When the Agreement extends for a period of one additional consecutive year, the Agreement Expiration Date shall also extend by one year.

         2.       Duties and Responsibilities:

                  2.1 Executive will continue to serve as           of the
Company and, as such, shall have such functions, duties and responsibilities, not inconsistent with his title and office, as may be assigned to him by or under the authority of the Board of Directors of the Company, and shall have such authority and power as is necessary or appropriate to carry out his assigned duties.

                  2.2 During the term of this Agreement the Executive shall, without compensation other than that herein provided, also serve and continue to serve, if and when elected and re-elected, as a director or member of any committee of the Company and as an officer, director and/or member of any committee of any subsidiary or affiliate of the Company.

                  2.3 During the term of this Agreement the Executive shall devote his full time and undivided attention during normal business hours to the business and affairs of the Company; provided however, that the Executive may engage in charitable, educational, religious, civic and similar types of activities (all of which shall be deemed to benefit the Company), speaking engagements, memberships on the board of directors of other organizations, and similar activities to the extent that such activities do not inhibit or prohibit the performance of his duties hereunder or inhibit or conflict in any material way with the business of the Company.


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                  2.4 The Executive's principal place of employment shall be at the Company's principal executive offices in New Providence, New Jersey, or at such other location in the New Jersey/New York metropolitan area as the Company may determine to relocate its principal executive offices.

         3.       Compensation and Benefits:

                  3.1 For all services rendered by the Executive in any capacity during the term of this Agreement, the Executive shall be paid as compensation a
base salary, payable semi-monthly, at the rate of $         per annum ("Base
Salary"), which amount shall be reviewed by the Board of Directors annually as of January 1, of each year and which may be increased at the discretion of the Board of Directors. Such increased amount to be referred to hereinafter as Current Salary.

                  3.2 The Executive shall be eligible to participate in the Company's management cash bonus incentive arrangement from time to time in effect and payable with respect to the immediately preceding full calendar year on or before April 1 of each year; provided that for the purposes of this
Section 3.2 the term of this Agreement shall be deemed to have commenced on January 1, 1996.

                  3.3 During the term of this Agreement the Executive shall be entitled to all benefits, including without limitation, a private office, secretarial, computer and other support services and facilities consistent with his title and office, and to all fringe benefits generally made available to executive officers of the Company. The Executive shall also be entitled to reimbursement in accordance with the policies of the Company, upon proper accounting, of ordinary and necessary expenses and disbursements reasonably incurred by him in the course of his duties, to paid holidays in accordance with the policies of the Company, and to paid vacation of four (4) weeks per year. Should the Executive not use his entire annual vacation, he will be allowed to carry over to the next year up to two (2) weeks of such unused vacation.

         4.       Employee Benefit Plans:

                  The Executive, his dependents and beneficiaries shall be entitled to participate in all employee benefit plans to which officers of the Company, their dependents and beneficiaries, are entitled during the term of this Agreement, including, without limitation, medical and health insurance and welfare plans, pension plans and other present or equivalent successor plans and practices of the Company for which officers, their dependents and beneficiaries are eligible, and to all payments or other benefits under any such plan or practices subsequent to the term of this Agreement as a result of participation in such plan or practice during the term of this Agreement.

         5.       Termination of Employment:

                  5.1 The Executive's employment under this Agreement shall terminate upon the Executive's death or legal incapacity. In such event, the Executive or his legal representative shall be entitled to that portion of his Current Salary accrued to or payable as of the end of the month


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during which such termination occurs. In addition, the Executive or his legal representative shall be entitled to any accrued and unpaid vacation including any allowable carry over, and to the pro-rata portion of any compensation due pursuant to Section 3.2 that is earned in the year of death or legal incapacity.

                  5.2 The Company, may at its option, terminate the Executive's employment under this Agreement if the Executive shall fail, or if the Board of Directors shall find on the basis of medical evidence reasonably satisfactory to it that the Executive is unable, by virtue or reason of physical injury or physical or mental illness, to perform his duties hereunder on a full-time basis for a period of ninety (90) consecutive days or more during any two hundred seventy (270) day period or that the Executive's group and supplemental long-term disability coverage, if any, as provided by the Company, commences the payment of benefits. In such event, the Executive shall be entitled to that portion of his Current Salary accrued to or payable as of the date of such termination. In addition, the Executive shall be entitled to any accrued and unpaid vacation including allowable carry over, and to the pro-rata portion of any compensation due pursuant to Section 3.2 that is earned in the year of such termination.

                  5.3 (a) The Company may terminate the Executive's employment hereunder at any time for "cause", which includes but is not limited to the following reasons:

                  i. an act or acts of dishonesty on the part of the Executive constituting a felony or resulting or intended to result directly or indirectly in gains or personal enrichment at the expense of the Company;

                  ii. the continued willful failure by the Executive to perform substantially his duties with the Company (other than any such failure resulting from his incapacity due to physical injury or physical or mental illness) or a continuing material breach by the Executive of his obligations hereunder for a period of thirty (30) days after a demand for substantial performance is delivered to the Executive on behalf of the Board of Directors which specifically identifies the manner in which the Board of Directors believes that the Executive has not substantially performed his duties;

                  iii. willful abuse of corporate power, willful neglect or willful misconduct in the performance of the Executive's duties and obligations to the Company.

                      (b) For purposes of clauses ii and iii of Section 5.3(a), no act, or failure to act, on the part of the Executive shall be considered "willful" unless done or omitted to be done by the Executive without reasonable belief in good faith that his action or omission was in, or not opposed to, the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to have been done or omitted to have been done by the Executive in good faith and in the best interests of the Company, unless such action by the Board of Directors was taken upon the recommendation of the Executive upon information provided by the Executive which the Executive knew to be false or upon the omission of material facts by the Executive, which facts


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would have been adverse to the Executive's recommendation.

         In such event, the Executive or his legal representative shall be entitled to that portion of his Current Salary accrued to or payable as of the date of termination. In addition, the Executive shall be entitled to any accrued and unpaid vacation including any allowable carryover.

                  5.4 The Company may terminate the Executive's employment hereunder at any time, with or without cause, upon at least thirty (30) days prior written notice to the Executive. In such event, the Executive or his legal representative shall be entitled to receive his Current Salary until the applicable Agreement Expiration Date and the pro-rata portion of any compensation due pursuant to Section 3.2 that is earned in the year of such termination. In addition, the Executive shall be entitled to any accrued and unpaid vacation including any allowable carryover.

                  5.5 The Executive may voluntarily terminate the Executive's employment hereunder at any time without cause upon at least ninety (90) days prior written notice to the Company. Upon receipt of the ninety (90) day notice, the Company may, at its option, terminate the Executive during such ninety (90) day period. In such event, the Executive or his legal representative shall be entitled to that portion of his Current Salary accrued to or payable as of the date of termination. In addition, the Executive shall be entitled to any accrued and unpaid vacation including any allowable carry over.

                  5.6 The severance payments described in Section 6 ("Severance Award") shall be payable to the Executive if Executive's employment with the Company terminates during the term of this Agreement or, if the Company does not renew this agreement such non-renewal will be deemed to be a termination without cause, or for any of the following reasons:

         (a) involuntarily, other than pursuant to Sections 5.1, 5.2, 5.3 and 5.5; or

         (b)      voluntarily within 90 days, following:

                  i. any reduction in Executive's Current Salary other than pursuant to a general reduction of Executives' salaries; or

                  ii. any material reduction in the benefits provided to the Executive pursuant to Sections 3.2, 3.3 and 4. It is the intent that this provision will in no way limit the ability of the Company to reasonably alter, which would include a reasonable reduction in benefits on account of a Change in Control without triggering the Severance Award, provided that any such alteration is uniformly applied to all similarly situated executives; or

                  iii. any relocation to which Executive has not agreed to an office of the Company or related entity more than sixty (60) miles from the office where the Executive was located at the time of the Change in Control or any increase in Executive's required travel amounting to a constructive relocation; or



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                  iv.    following a Change in Control, any material reduction
in the level of responsibility, position (including status, office, title, reporting relationships or working conditions), authority or duties of the Executive with the Company from that as existed within ninety (90) days preceding the date of Change in Control. The intent of this provision is that the Executive, following a Change in Control, will have a materially comparable position with the Company or a successor or related entity as existed within ninety (90) days preceding the date of Change in Control and that changes in level of responsibility, position, authority or duties which are consistent with the Change in Control will not be construed as constituting a material reduction. If Executive believes that a material change has occurred, Executive shall provide the Company or a successor or related entity with a notice and a reasonable opportunity to cure (not to exceed forty-five (45) business days); or

         (c). voluntarily within 90 days if, following a Change in Control, the Company or any successor of the Company either announces that it will not honor or cause the Company or any successor of the Company to not honor the terms of this Agreement, or if the Company or any successor of the Company or related entity at any time fails to confirm in writing to Executive, within forty-five
(45) business days of a request by the Executive, that it will honor the terms of this agreement.

         6.       Severance Award:

                  The Severance Award, which shall be in lieu of additional payments under this Agreement, shall consist of the following:

                  6.1 The Executive will be paid a sum (in equal monthly installments) equal to the product of one month's Current Salary times the number of years, including fractional years, employed by the Company or any of its successor or affiliates not to exceed six (6) months Current Salary; provided that, in the event the Executive's employment is terminated pursuant to
Section 5.6(b) or 5.6(c), the Executive will be paid a sum (in equal monthly installments) equal to the product of two months Current Salary times the number of years, including fractional years, employed by the Company or any of its successor or affiliates. Such amount not to exceed twelve (12) months Current Salary. Payments shall commence not later than thirty (30) days after the Executive's date of termination.

                  6.2 All payments received pursuant to Section 5 or this
Section 6 shall be treated as salary for purposes of the Company's 401(k) Savings Plan to the extent permitted by law.

                  6.3 Any amounts owed to the Company or any of its successors, pursuant to the Employee Stock Option Exercise Plan, shall be canceled as to interest and principal upon return by the Executive of the common stock securing such obligations.

                  6.4 The Executive will receive continuation of all benefits being provided at the time of termination pursuant to Section 4 for the number of months computed by multiplying the number of full and fractional years employed by the Company times two (2) but not to exceed twelve (12)


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months.

                  6.5 Following a Change in Control, the Executive will fully vest in any stock options or equity equivalents held by the Executive that are not fully vested and exercisable on the Executive's date of termination. Should any stock option or equity equivalent document contain a Change in Control clause, then such clause shall supercede this clause 6.5.

         7.       Confidential Information:

                  7.1 The Executive agrees not to disclose, either while in the Company's employ or at any time thereafter, to any person not employed by the Company or not engaged to render services to the Company, except with the prior consent of the Board of Directors of the Company, any confidential information obtained by him while in the employ of the Company, including, without limitation, information relating to any of the Company's inventions, processes, plans, devices, compilations of information, methods of distribution, customers, client relationships, marketing strategies or trade secrets; provided, however, that this provision shall not apply to any information or data which hereafter becomes public information and shall not preclude the Executive from use or disclosure of information for proper business purposes during the term of his employment or from disclosure required by law or court order. This Section 7.1 shall be in addition to, and not in limitation or derogation of, any obligations otherwise imposed by law upon the Executive in respect of confidential information and trade secrets of the Company.

                  7.2 The Executive also agrees that, upon leaving the Company's employ, he will not take with him, without the prior written consent of an officer authorized to act in the matter by the Board of Directors of the Company, and he will surrender to the Company, any record, list, drawing, blueprint, specification or other document or property of the Company, together with any copy and reproduction thereof, mechanical or otherwise, which is of a confidential nature relating to the Company, or, without limitation, relating to its or their methods of distribution, client relationships, marketing strategies or any description of inventions, devices or processes, or which was produced, developed or obtained by him or entrusted to him during the course of his employment with the Company.

                  7.3 Should the Executive breach the terms and conditions of Sections 7.1 and 7.2, then all amounts being paid pursuant to Section 6 shall be terminated.

         8.       Competition:

                  8.1 The Executive agrees that he will not engage in Competition, as defined in Section 8.2 below, during the period immediately following the Executive's date of termination for the period over which the Executive is entitled to receive severance payments pursuant to Section 6.1. Should the Executive breach this section all amounts being paid pursuant to
Section 6 shall be terminated.

                  8.2 The word "Competition" for purposes of this Section 8 shall mean (a) directly or


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indirectly, as a principal, partner, agent, director, employee, consultant, or in any other capacity, to engage, participate or become interested in, affiliated with or connected with, or render services to, furnish any aid, assistance or advice to any person, corporation, firm or other organization which is engaged in any business competitive with any type of business conducted by the Company during the term of the Executive's employment (hereinafter a "Competitor"), in any geographical area in which the Company is engaging in business or is soliciting business; provided, however, that in no event shall ownership of less than five (5%) of the outstanding capital stock of a corporation in the management of which the Executive is not active be deemed Competition with the Company within the meaning of this Section 8; or (b) solicit any person who is a customer of the businesses conducted by the Company, or that is solicited by the Company at any time during the term of Executive's employment, to do business with a Competitor; or (c)induce or attempt to persuade any employee of the Company to terminate his employment relationship in order to enter into employment with a Competitor.

         9.       Injunctive Relief:

                  The Executive acknowledges that monetary damages will not adequately compensate the Company for any violation of Sections 7 and 8 hereof and consents to the entry of an injunction in any court of competent jurisdiction to enforce the provision of Section 7 and 8 hereof.

         10.      Withholding:

                  Anything to the contrary notwithstanding, all payments required to be made by the Company under this Agreement to the Executive or his estate or beneficiaries shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.

         11.      Nonassignability:

                  No right or benefit under this Agreement shall be assigned, transferred, pledged or encumbered (a) by the Executive, or (b) by the Company, except that the Company may assign this Agreement and all of its rights hereunder to any entity with which it may merge or consolidate or to which it may sell all or substantially all of its assets provided said entity shall assume (by contract or by operation of law) the Company's obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Executive, his heirs and legal representatives.

         12.      Notices:

                  Any notice, request, or other communication given hereunder shall be in writing and, if given by the Executive to the Company, shall be delivered personally or sent by telefax, by overnight delivery, or by certified or registered mail, postage prepaid, addressed to the Company at its executive offices located at the address hereinabove specified, Attention: President; and, if given


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by the Company to Executive, shall be delivered personally or sent by telefax, by overnight delivery, or by certified or registered mail, postage prepaid, addressed to the Executive at his residence address hereinabove specified. Either party may change the address to which notices, requests and other communications are to be addressed by notice given to the other in accordance with the provisions of this Section 12. Notices, requests and other communications shall be deemed to be given when received, which, in the case of notice given by mail, shall be the time indicated on the receipt thereof.

         13.      Amendment or Modification; Waiver:

                  No provision of this Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be authorized by the Board of Directors of the Company or any authorized committee of the Board of Directors and shall be agreed to in writing, signed by the Executive and by an officer of the Company thereunto duly authorized. No waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a subsequent breach of such condition or provision or a waiver of a similar or dissimilar provision or condition at the same time or at any prior or subsequent time.

         14.      Severability:

                  Anything in this Agreement to the contrary notwithstanding:

                  14.1 In the event that any provision of this Agreement, or portion thereof, shall be determined to be invalid or unenforceable for any reason, in whole or in part, such provision or portion thereof shall be deemed modified to the extent necessary to render it valid while most nearly preserving its original intent, and the remaining provisions of this Agreement and parts of such provision not so invalid or unenforceable shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law;

                  14.2 Any provision of this Agreement, or portion thereof, which may be invalid or unenforceable in any jurisdiction shall be limited by construction thereof, to the end that such provision, or portion thereof, shall be valid and enforceable in such jurisdiction; and

                  14.3 Any provision of this Agreement, or portion thereof, which may for any reason be invalid or unenforceable in any jurisdiction shall remain in effect and be enforceable in any jurisdiction in which such provision, or portion thereof, shall be valid and enforceable.

         15.      Entire Agreement:

                  This Agreement constitutes the entire agreement of the parties to this Agreement with respect to its subject matter, supersedes all prior agreements, if any, of the parties to this Agreement with respect to its subject matter, and may not be amended except as may be provided for in Section 13.


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         16.      Applicable Law:

                  This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to contracts made and performed in New Jersey.

         17.      Change in Control:

                  For purposes of this Agreement, "Change in Control" shall be deemed to have occurred if:

                  i. any person, firm or corporation acquires directly or indirectly the Beneficial Ownership (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of any voting security of the Company and immediately after such acquisition, the acquirer has Beneficial Ownership of voting securities representing 50% or more of the total voting power of all the then-outstanding voting securities of the Company;

                  ii. the individuals (a) who, as of the date of this Agreement constitute the Board of Directors of the Company (the "Original Directors") or (b) who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least 2/3 of the Original Directors then still in office (such Directors being called "Additional Original Directors") or (c)who are elected to the Board and whose election or nomination for election to the Board was approved by a vote of at least 2/3 of the Original Directors and Additional Original Directors then still in office, cease for any reason to constitute at least 3 of the members of the Board;

                  iii. the stockholders of the Company shall approve a merger, consolidation, recapitalization or reorganization of the Company or consummation of any such transaction if stockholder approval is not sought or obtained, other than any such transaction which would result in at least 51% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being Beneficially Owned by holders of the outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to such other continuing holder being not altered substantially in the transaction; or

                  iv. the stockholders of the Company shall approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or a substantial portion of the Company's assets (i.e. 50% or more in value of the total assets of the Company).

                  v. the Chief Executive Officer of the Company, at the time of the execution of this Employment Agreement, ceases to be employed by the Company.


         IN WITNESS WHEREOF, this Agreement has been duly executed by the Executive and on behalf of the Company by its duly authorized officer, all as of the date and year first above written.

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                                        BARRINGER TECHNOLOGIES INC.


                                        BY:
                                           -------------------------------------
                                        Name:
                                        Title:




                                        ----------------------------------------
                                        EXECUTIVE





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